Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2003, relating to the consolidated financial statements, which appears in the Annual Report to shareholders of Ion Networks, Inc. and Subsidiaries on Form 10-KSB for the year ended March 31, 2001.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Florham Park, New Jersey
January 10, 2002